SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

Filed by the Registrant             [X]
Filed by a Party other than the Registrant      [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))

                 THE BARBERS, HAIRSTYLING FOR MEN & WOMEN, INC.
                 ----------------------------------------------
                (Name of Registrant as Specified in Its Charter)

       -------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
      [X]   No fee required

      [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
      0-11.
      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

      [ ]   Fee paid previously with preliminary materials.

      [ ]   Check box if any part of the fee is offset as provided by Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.
      (1)   Amount Previously Paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

                 THE BARBERS, HAIRSTYLING FOR MEN & WOMEN, INC.

                          300 Industrial Boulevard, NE
                          Minneapolis, Minnesota 55413


                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD JANUARY 26, 1999

                         ------------------------------


TO THE SHAREHOLDERS OF THE BARBERS, HAIRSTYLING FOR MEN & WOMEN, INC.

      NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of The Barbers, Hairstyling for Men & Women, Inc., a Minnesota corporation, will be held on Tuesday, January 26, 1999 at 3:30 p.m., at the Minneapolis Club, 729 Second Avenue South, Minneapolis, MN for the following purposes:

1. To elect seven directors to serve for the ensuing year or until their resignation or removal.

2. To ratify the appointment of Ernst & Young LLP as independent auditors for the fiscal year 1999.

3. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

      Only Shareholders of record at the close of business on December 4, 1998 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

      EACH OF YOU IS INVITED AND URGED TO ATTEND THE ANNUAL MEETING IN PERSON IF POSSIBLE. WHETHER OR NOT YOU ARE ABLE TO ATTEND IN PERSON, YOU ARE REQUESTED TO DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE ENCLOSED FOR YOUR CONVENIENCE.

                                        By Order of the Board of Directors

                                        Patricia  D. Kessler
                                        Vice President of Franchise Compliance
                                        & Corporate Secretary

December 30, 1998

                 THE BARBERS, HAIRSTYLING FOR MEN & WOMEN, INC.
                          300 Industrial Boulevard, NE
                          Minneapolis, Minnesota 55413

                                 PROXY STATEMENT
                       For Annual Meeting of Shareholders
                           to be held January 26, 1999

                             SOLICITATION OF PROXIES
GENERAL

            The enclosed proxy is solicited by and on behalf of the Board of Directors of The Barbers, Hairstyling for Men & Women, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on Tuesday, January 26, 1999 at 3:30 p.m., at the Minneapolis Club, 729 Second Avenue South, Minneapolis, MN 55402 and at any adjournment or postponement thereof. The approximate date on which this Proxy Statement, form of proxy, and the Company's Annual Report will first be sent or given to Shareholders is December 30, 1998.

            The only matters the Board of Directors knows will be presented at the Annual Meeting are those stated in Items 1 and 2 of the notice. THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE IN FAVOR OF ITEMS 1 AND 2. Should any other matter properly come before the Annual Meeting, it is intended that the persons named in the enclosed proxy will have authority to vote such proxy in accordance with their judgment on such matter.

RECORD DATE

            Only Shareholders of record at the close of business on December 4, 1998, are entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. Each share so held entitles the holder to one vote upon each matter to be voted upon. On December 4, 1998, the Company had outstanding 3,983,269 shares of common stock. A quorum, consisting of 51% of the outstanding shares of the common stock entitled to vote at the Annual Meeting, must be present in person or represented by proxy before action may be taken at the Annual Meeting.

REVOCABILITY OF PROXIES

            Any proxy given pursuant to this solicitation may be revoked by the person giving the proxy at any time before it is voted. Proxies may be revoked by (a) giving written notice of such revocation to the secretary of the Company at the Company's principal executive office located at 300 Industrial Boulevard NE, Minneapolis, MN 55413, (b) giving another written proxy bearing a later date, or (c) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

VOTING AND SOLICITATION

            All shares represented by proxies which have been properly executed and filed with the secretary of the Company prior to or at the meeting, and not otherwise revoked, will be voted at the meeting. Where a specification is made by the Shareholder as provided in the form of proxy, the shares will be voted in accordance with such specification. If no specification is made, the shares will be voted (i) FOR the election of all of the nominees for director named in this Proxy Statement, (ii) FOR the ratification of the appointment of Ernst & Young LLP as independent auditors for the fiscal year 1999, and (iii) in the Proxy's discretion on such other business as may come before the Annual Meeting. At the date of this Proxy Statement, the Board of Directors knows of no other matters which may come before the Annual Meeting.

            Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspectors of Election appointed for the Annual Meeting. If an executed proxy card is returned and the Shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum, but as unvoted for purposes of determining the approval of matters submitted to the shareholders for a vote. If an executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be present at the meeting for purposes of calculating the vote with respect to such matter.

            The expense of the solicitation of proxies for this Annual Meeting, including the cost of mailing, has been or will be borne by the Company. Arrangements will be made with brokerage houses and other custodian nominees and fiduciaries to send proxies and proxy materials to their principals and the Company will reimburse them for their expense in so doing. In addition to solicitation by mail, proxies may be solicited by telephone, telegraph or personally by certain of the Company's directors, officers and regular employees, without additional compensation.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

GENERAL

            The property, affairs and business of the Company are managed under the direction of the Board of Directors. A board of seven (7) directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the seven (7) nominees named below, all of whom are presently directors of the Company. The term of office for each person elected as a director will continue until the next annual meeting of the Shareholders and until such person's successor shall have been duly elected and qualified (unless, prior to such time, such person is removed or such person resigns). All of the nominees named below are presently directors of the Company and have served continuously since the date indicated. All nominees have indicated a willingness to serve if elected, and the Company knows of no reason why any of the listed nominees would be unavailable to serve.

            All shares represented by proxies which have been properly executed and returned will be voted for the election of the nominees named below, unless other instructions are indicated thereon. In the event any one or more of such nominees should for any reason be unable to serve as a director, it is intended that the enclosed proxy will be voted for such person or persons as may be selected by the Board of Directors.

NOMINEES

            The names of the nominees and certain information about them are set forth below:

          NAME               POSITION WITH COMPANY         AGE    DIRECTOR SINCE
          ----               ---------------------         ---    --------------

Florence F. Francis          Chairman of the Board         62     1989

Frederick A. Huggins, Jr.    President, Chief Executive    63     1988
                             Officer and Director

Marcia J. Bystrom            Director                      54     1995

David E. Emerson             Director                      63     1988

Richard H. King              Director                      73     1986

James L. Reissner            Director                      58     1991

Susan F. Goldstein           Director                      40     1995

VOTE REQUIRED

            Directors are elected by a majority of the votes cast for the election of directors at the Annual

Meeting.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE.

                             INFORMATION CONCERNING
                             DIRECTORS AND NOMINEES

DIRECTORS AND NOMINEES

Set forth below is certain information concerning the directors and nominees of the Company, including information provided by them as to their principal occupations for the past five years and certain other directorships held by them:

Ms. Francis has been Chairman of the Board of Directors of the Company since April 1994, and previously served as Vice-Chairman of the Board of Directors from August 1993. She has been a director of the Company since January 1989. She is a major shareholder of the Company and has directed public relations and franchisee relations for the Company since February 1988. In addition, Ms. Francis has also been involved in public relations and franchisee relations since the inception of the Company.

Mr. Huggins joined the Company as a member of its Board of Directors in January 1988 and became President and Chief Executive Officer in April 1990. Mr. Huggins has over twenty-five years of franchising experience. He was the Vice President of the Fast Food and Restaurant Division of International Multifoods Corporation from June 1982 to March 1990, and was the President of Mister Donut of America, Inc., a subsidiary of International Multifoods Corporation, from January 1985 to March 1990. Prior to that, Mr. Huggins worked in various franchise-related capacities for Dunkin' Donuts, Inc., Dutch Pantry Restaurants and Pizza Hut, Inc.

Ms. Bystrom has been a director of the Company since January 1995. Ms. Bystrom has been an Associate Vice President of Morgan Stanley Dean Witter. since 1997. From 1985 to 1997 she was an Assistant Vice President of Piper Jaffray, Inc. Ms. Bystrom is also currently on the board of directors of numerous nonprofit community organizations.

Mr. Emerson became a director of the Company in January 1988. He has been a Professor of Accounting and Finance at the College of St. Catherine, St. Paul, Minnesota, since 1980. In addition, he is a business management and financial consultant. Mr. Emerson is a certified public accountant.

Ms. Goldstein has been a director of the Company since December 1995. Ms. Goldstein is President of the Joe Francis Haircare Scholarship Foundation. Ms. Goldstein was employed by CC Pittsburgh, Inc., which operated Cost Cutters franchises, as Operations Manager from March 1995 to March 1996. From 1985 to 1995, Ms. Goldstein was a homemaker. From 1983 to 1985, she was a Sales Representative for Control Data Business Corporation in Chicago, Illinois. From 1980 to 1983, she was a Systems Analyst for the Commodity Marketing Division of Cargill, Inc.

Mr. King has been a director of the Company since April 1986 and a self-employed business and financial consultant since January 1988. He was the Vice President of Corporate Development for the Company from April 1986 until December 1987. Prior to joining the Company, he was associated with International Multifoods Corporation, Minneapolis, Minnesota, initially as its Controller for approximately two years, and then as its Vice President-Finance for approximately 15 years. Mr. King also acts as an advisor to the Company's 401(k) Plan.

Mr. Reissner has been a director of the Company since December 1991. He is currently President of Activar, Inc. Mr. Reissner was the Chief Financial Officer of Activar, Inc. from January 1993 through June 1996. He has also been a director of Toro Credit Company since March 1991; a director of Vermillion State Bank since January 1993; a director of Intek, Inc. since January 1995; and a director of Rimage, Inc. since March 1998. From January 1991 to December 1992 he was a self-employed banking and financial consultant. He was employed by First Bank System, Inc. from 1964 to December 1990, most recently as the Managing Director of the Minnesota Region.

FAMILY RELATIONSHIPS.

            Florence F. Francis, Chairman of the Board of Directors and major shareholder, is the widow of Joseph Francis, Sr., who was the founder, former Chairman of the Board of Directors and a major Shareholder in the Company.

            Susan F. Goldstein is the daughter of Florence F. Francis, the Chairman of the Board and major shareholder.

            John W. Francis, Vice President of Strategy and Credit of the Company, is the son of Florence F. Francis, the Chairman of the Board and major shareholder.

DIRECTOR COMPENSATION

            For the fiscal year ended September 24, 1998, each non-employee director was paid $750 per month and 112.5 shares of common stock for each Board of Directors meeting attended. In addition, for the fiscal year ended September 24, 1998, each non-employee director received an automatic, nondiscretionary award of options to purchase 4,500 shares of common stock pursuant to the 1990 Stock Option Plan for Directors. No additional compensation is paid to directors for attendance at committee meetings which are held on the same day as a meeting of the Board of Directors; however, each director is paid $200 per committee meeting attended that is held on a day other than the day of a meeting of the Board of Directors. The Company also paid Richard H. King the sum of $800 for services rendered as an advisor to the Company's 401-k plan.

            As of January 1, 1999, each non-employee director will be paid $750 per month and 112.5 Shares of common stock for each board of directors meeting attended; provided that if the board of directors holds more than nine meetings a year, each director will be paid $500 per additional meeting attended. No additional compensation is paid to directors for attendance at committee meetings which are held on the same day as a meeting of the board of directors; however, each director will be paid $200 per committee meeting attended that is held on a day other than the day of a meeting of the board of directors. In addition, each non-employee director will receive an annual, nondiscretionary award of options to purchase 4,500 shares of common stock pursuant to the 1990 stock option plan for directors.

BOARD ACTIONS AND COMMITTEES

            During the fiscal year ended September 24, 1998, the Company's Board of Directors met or took action by written consent eight times. All of the directors attended at least 85% of the aggregate number of meetings of the Board of Directors and the committees on which he or she served.

            The Board of Directors has an Audit Committee, which consisted of the following individuals for the fiscal year ended September 24, 1998: David E. Emerson and Richard H. King. The Audit Committee, which met two times during the fiscal year ended September 24, 1998, reviews and reports to the Board with respect to various auditing and accounting matters, including the engagement of independent auditors, the scope of audit procedures, the scope, frequency and results of internal audits, and the adequacy of internal accounting controls.

            The Board of Directors has a Compensation Committee, which consisted of the following individuals for the fiscal year ended September 24, 1998:
Marcia J. Bystrom, David E. Emerson, Richard H. King, and James L. Reissner. The Compensation Committee, which met two times in fiscal year 1998, awards stock options, reviews salary levels, bonuses and other matters and makes recommendations to the Board of Directors in connection therewith.

            The entire Board of Directors acts as a nominating committee.

                                  PROPOSAL TWO
              RATIFICATION AND APPOINTMENT OF INDEPENDENT AUDITORS

            The Board of Directors has appointed the firm of Ernst & Young LLP as independent public auditors to audit the books, records and accounts of the Company for the fiscal year ending September 30, 1999.

            Representatives of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions by Shareholders.

VOTE REQUIRED

            The affirmative vote of not less than a majority of the common stock represented either in person or by proxy and entitled to vote at the meeting will be required to ratify the appointment of the independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.


                             EXECUTIVE COMPENSATION

            The following table sets forth certain information regarding compensation for the fiscal year ended September 24, 1998 and the two prior fiscal years earned by or paid to the Company's Chief Executive Officer and the four most highly compensated executive officers, other than the Chief Executive Officer, whose total annual salary and bonus exceeded $100,000 in fiscal 1997.

SUMMARY COMPENSATION TABLE

                                                                                               Long-Term
                                                   Annual Compensation                    Compensation Awards
                                        -----------------------------------------------   -------------------
                                                                           Other Annual         Options/          All Other
     Name and Principal      Fiscal                                        Compensation           SARs          Compensation
          Position            Year      Salary ($)        Bonus ($) (1)       ($) (2)           (#) (5)           ($) (6)
          --------            ----      ----------        -------------       -------           -------           -------
Florence F. Francis           1998      $ 205,189          $ 130,076          $ 28,754                 -          $ 3,691
Chairman of the               1997      $ 201,375          $ 102,903          $ 32,678                 -          $ 4,044
Board of Directors  (3)       1996      $ 194,754          $  85,930          $ 37,460                 -          $ 3,511

Frederick A. Huggins, Jr.     1998      $ 205,189          $ 130,076          $ 26,769                 -          $ 3,774
President and Chief           1997      $ 201,375          $ 102,903          $ 45,419                 -          $ 3,885
Executive Officer (3)         1996      $ 194,754          $  85,930          $ 56,930                 -          $ 3,553

John A. Fox                   1998      $ 204,849          $  50,846          $ 14,021                 -          $ 1,503
Vice President of             1997      $ 207,917          $  39,940          $ 32,367                 -          $ 1,184
Development  (4) (7)          1996      $ 213,421          $  33,291          $ 54,118            22,500          $ 1,448

James W. George               1998      $  88,949          $  56,401          $  6,553                 -          $ 3,242
Vice President of             1997      $  85,580          $  44,011          $  5,041                 -          $ 2,325
Franchise Services  (4)       1996      $  83,207          $  36,721          $  2,820                 -          $ 2,175

J. Brent Hanson               1998      $  85,374          $  54,142          $  6,568                 -          $ 3,510
Vice President and Chief      1997      $  82,890          $  42,121          $  4,987                 -          $ 2,344
Financial Officer  (4)        1996      $  79,096          $  34,894          $  3,325                 -          $ 2,128

(1) All amounts paid pursuant to the Company's Incentive Compensation Plan, See "Employment Agreements - INCENTIVE COMPENSATION PLAN".

(2) This principally represents amounts paid for life insurance premiums, company cars, tax preparation and medical cost reimbursements.

(3) Other Annual Compensation includes deferred compensation represented by the Company's contribution to a deferred compensation plan pursuant to the employment agreement with the employee. Under the terms of the agreements, the employee or his beneficiary is only entitled to receive the Company's contributions when his or her employment is terminated or upon his or her death.

(4) Other Annual Compensation includes deferred compensation representing voluntary elective reductions in base pay, commissions, and/or bonus deferred under The Barbers, Hairstyling for Men & Women, Inc. Deferred Compensation Plan.

(5) Options or warrants to purchase shares of common stock of the Company becoming exercisable during the fiscal year. See also "Employment Agreements". All options and warrants have been adjusted to reflect the 3-for-2 stock splits that were issued April 17, 1998 and October 31, 1996.

(6) This amount represents the Company's contribution to its 401(k) Plan for this individual.

(7) Salary amounts include commissions earned on the sale and opening of new franchise locations.


AGGREGATED OPTION/SAR EXERCISES DURING FISCAL YEAR ENDED SEPTEMBER 24, 1998 AND OPTION/SAR VALUES AT SEPTEMBER 24, 1998

                                                         NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                           SHARES                       UNDERLYING OPTIONS AT       IN-THE-MONEY OPTIONS AT
                          ACQUIRED        VALUE          SEPTEMBER 24, 1998           SEPTEMBER 24, 1998
        NAME            ON EXERCISE     REALIZED      EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
        ----            -----------     --------      -------------------------    -------------------------
FLORENCE F. FRANCIS           -         $    -           99,000  /   22,500         $ 440,645 /  $ 99,180

FREDERICK A. HUGGINS          -         $    -          202,500  /   22,500         $ 974,745 /  $ 99,180

JOHN A. FOX                   -         $    -           33,750  /   11,250         $ 139,995 /  $ 30,240

JAMES W. GEORGE            15,000       $ 66,078         24,375  /    5,625         $ 109,208 /  $ 28,901

J. BRENT HANSON             7,500       $ 46,500         31,875  /    5,625         $ 147,743 /  $ 28,901

Number of Shares have been adjusted to reflect the 3-for-2 stock split that was effective April 17, 1998. The value of unexercised in-the-money options was determined by multiplying the number of shares subject to such options by the favorable difference between the exercise price and $6.188, the closing bid price per share on September 24, 1998.


EMPLOYMENT AGREEMENTS

            EMPLOYMENT AGREEMENT WITH FLORENCE F. FRANCIS. On October 13, 1994, Ms. Francis entered into an employment agreement with the Company. Under the employment agreement, Ms. Francis will receive a base salary of $190,000 per year, which will be increased annually on October 1 to reflect the increase in the consumer price index, and participation in the Incentive Compensation Plan, described below.

            Ms. Francis is eligible for the following fringe benefits: participation in the Company's group health plan; additional health care cost coverage of up to $10,000 per occurrence and $100,000 per year; the use of a company car; a yearly tax preparation fee of $2,500; participation in a stock option plan; life insurance coverage in the amount of $1,500,000; and participation in a deferred compensation plan, which is equal to 10% of Ms. Francis' base salary each year. See also "Certain Relationships and Related Transactions".

            In connection with Ms. Francis' employment agreement, she received warrants to purchase 112,500 shares of common stock, exercisable at a price of $1.78 per share, which vested over four years and are now fully vested. Such warrants expire one year after termination of Ms. Francis' employment with the Company.

            EMPLOYMENT AGREEMENT WITH FREDERICK A. HUGGINS, JR. Mr. Huggins is currently the President, Chief Executive Officer and a director of the Company. For the fiscal year ended on September 24, 1998, Mr. Huggins employment relationship with the Company was governed by an employment agreement, the term of which began on October 1, 1994 and continues through September 30, 2000. Under the terms of this employment agreement, Mr. Huggins will receive a base salary of $190,000 per year, which will be increased annually on October 1 to reflect the increase in the consumer price index, and participation in the Incentive Compensation Plan, described below.

            Mr. Huggins is eligible for the following fringe benefits: participation in the Company's group health plan; additional health care cost coverage of up to $10,000 per occurrence and $100,000 per year; the use of a company car; a yearly tax preparation fee of up to $2,500; participation in a stock option plan; life insurance coverage in the amount of $1,100,000; and participation in a deferred compensation plan, which is equal to 10% of Mr. Huggins' base salary each year.

            The Agreement provides that if the Company terminates Mr. Huggins' employment, Mr. Huggins will receive his base salary, health insurance, company car, and tax preparation fees for a period of 18 months after the date of termination. If Mr. Huggins voluntarily terminates his employment with the Company, he will receive only his base salary up to the date of termination; however, if there is a change of control in the Company, and the Company initiates Mr. Huggins' termination within one year from the date of the change of control, then the Company will pay Mr. Huggins' base salary, health insurance, company car, and tax preparation fees for a period of 30 months from the date of termination. The Agreement also provides that if after a change in control, Mr. Huggins resigns within one year from the date of the change in control, then the Company will pay Mr. Huggins' base salary, health insurance, company car, and tax preparation fees for a period of 18 months after the termination. All benefits not mentioned above will cease on the date of termination. In addition, the employment agreement contains a two year non-compete agreement.

            In connection with Mr. Huggins' employment agreement, he received warrants to purchase 112,500 shares of common stock, exercisable at a price of $1.78 per share, which are now fully vested. Mr. Huggins also has warrants to purchase 112,500 shares of common stock exercisable at $1.05 per share. These warrants were awarded in April 1990 and are fully vested. All warrants expire one year after termination of Mr. Huggins' employment with the Company.

            EMPLOYMENT AGREEMENT WITH JOHN A. FOX. Mr. Fox is currently the Vice President of Development of the Company. Mr. Fox's employment relationship with the Company is governed by an employment agreement, the term of which began on October 1, 1997 and continues through September 30, 2002. Under the terms of this employment agreement, Mr. Fox will receive a base salary which will be increased annually on January 1, based upon review of performance. Mr. Fox will also receive commissions based on the sale and opening of new franchise locations.

            Mr. Fox is eligible for the following fringe benefits: participation in the Company's group health plan; the use of a company car; life insurance coverage; and participation in a deferred compensation plan, which will be credited with an amount designated by the employee from earned sales commissions and base salary.

            The agreement provides that if the Company terminates Mr. Fox's employment, Mr. Fox will receive his base salary, health insurance, and company car for a period of 15 months after the date of termination. If Mr. Fox voluntarily terminates his employment with the Company, he will receive only his base salary up to the date of termination; however, if there is a change of control in the Company, and the Company initiates Mr. Fox's termination within one year from the date of the change of control, then the Company will pay Mr. Fox a lump sum payment equal to 20 months base salary. If this Agreement is terminated by the employee for any reason within one year following a change in control, then the Company will pay Mr. Fox a lump sum payment equal to 18 months base salary. All benefits not mentioned above will cease on the date of termination. In addition, the employment agreement contains a two year non-compete agreement.

            SALARY CONTINUATION AGREEMENT WITH PATRICIA D. KESSLER. On February 9, 1988, the Company entered into a salary continuation agreement with Patricia
D. Kessler, who is currently the Vice President of Franchise Compliance and Corporate Secretary. In addition to her yearly salary, the agreement provides that if Ms. Kessler remains in the continuous employ of the Company until she reaches age 65, the Company will pay Ms. Kessler, or her named beneficiary, retirement benefits of $250,000 in 120 equal monthly installments over a ten year period. If Ms. Kessler dies prior to attaining age 65, the agreement provides a death benefit to her named beneficiary of $250,000 in 120 equal monthly payments.

            SPECIAL TERMINATION ALLOWANCE. The Company has established a special termination allowance for key employees which becomes effective in the event of a "change of control" of the Company, as defined under the terms of the special termination allowance. The agreement calls for a continuation of base salary and benefits equal to one month's salary per year of service to a maximum of twelve months. The agreement also prorates the annual incentive bonus to the date of termination and guarantees franchise sales commissions for all sales made prior to the termination date.

            INCENTIVE COMPENSATION PLAN. The Incentive Compensation Plan provides that once the Company reaches a certain pre-tax profit target, a portion of any additional pre-tax profits will be allocated to the Incentive Compensation Plan. Amounts accrued for this Plan will be allocated to executive participants in proportion with their base salary levels and a portion will be allocated to the general employees' profit sharing plan, which will be allocated by a point system reflecting base salary and years of service.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

            The following table sets forth certain information with respect to the beneficial ownership of the common stock of the Company as of November 30, 1998 by each person who is known by the Company to beneficially own more than 5% of the outstanding common stock, each of the Company's named executive officers (as named on page 6 of this Proxy Statement), each director and each nominee, and all executive officers, directors and nominees of the Company as a group. Unless otherwise noted, each person or group identified has sole voting and investment power with respect to the shares of common stock shown.

                                            Amount and Nature of
  Name and Address of Beneficial Owner*       Beneficial Owner          Percent of Class (1)
  -------------------------------------       ----------------          --------------------
Florence F. Francis  (2)                    2,469,843 shares (3) (4)         60.2%
Frederick A. Huggins, Jr.                     229,672 shares (4)              5.5%
John A. Fox                                    44,121 shares (3) (4)          1.1%
James W. George                                53,595 shares (3) (4)          1.3%
J. Brent Hanson                                57,076 shares (3) (4)          1.4%
Marcia J. Bystrom                              20,587 shares (4)               **
David E. Emerson                               37,273 shares (4)               **
Susan F. Goldstein                             72,575 shares (4)              1.8%
Richard H. King                                46,255 shares (4)              1.2%
James L. Reissner                              26,925 shares (4)               **
All Executive Officers, Directors, and
nominees as a group (15 persons)            3,184,129 shares (3) (4)         69.1%

* Unless otherwise indicated, the business address of each beneficial owner is: c/o The Barbers, 300 Industrial Blvd. NE, Minneapolis, MN 55413

**    Indicates common stock ownership of less than 1%.

(1) Includes 3,978,243 shares outstanding as of November 30, 1998. In calculating percentage ownership, all shares of common stock which a named stockholder has the right to acquire within 60 days from the date of this Proxy Statement upon exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage of common stock owned by that stockholder, but are not deemed to be outstanding for the purpose of computing the percentage of common stock owned by any other stockholders.

(2) Includes shares held in various trusts which Ms. Francis is deemed to beneficially own.

(3) Includes shares of common stock held by the 401(k) Plan in which the individuals are participants. The trustee of the plan, Norwest Bank Minnesota, N.A., holds the voting rights to these shares.

(4) Includes stock options and warrants exercisable within sixty days of November 30, 1998 as follows: Florence F. Francis, 121,500 shares; Frederick A. Huggins, Jr., 225,000 shares; John A. Fox, 39,375 shares; James W. George, 30,000 shares; J. Brent Hanson, 37,500 shares; Marcia J. Bystrom, 18,000 shares; David E. Emerson, 22,000 shares; Susan Goldstein, 13,500 shares; Richard H. King, 36,000 shares; James L. Reissner, 22,500 shares; all other executive officers together, 61,875 shares.


         INFORMATION REGARDING EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

            Set forth below is certain information concerning executive officers of the Company who are not directors or nominees for director is set forth below.

          NAME                       POSITIONS WITH THE COMPANY             AGE       SINCE
          ----                       --------------------------             ---       -----
Connie L. Boltinghouse     Vice President of National Distribution          56        1996
John A. Fox                Vice President of Development                    60        1993
John W. Francis            Vice President of Strategy and Credit            32        1998
James W. George            Vice President of Franchise Services             40        1992
J. Brent Hanson            Vice President and Chief Financial Officer       44        1989
Donna R. Hazelton          Vice President of Human Resources                42        1997
Patricia D. Kessler        Vice President of Franchise Compliance           47        1997
                           & Corporate Secretary
Kathryn L. Waycaster       Vice President of Corporate Salon Operations     47        1997

Ms. Boltinghouse rejoined the Company to become Vice President of National Distribution in October 1996. Ms. Boltinghouse was previously employed by the Company from 1990 to 1993 in the position of Director of Franchise Operations and Education. From 1993 to 1996, Ms. Boltinghouse was employed by Brookfield Assemblies of God in the position of Executive Pastor of Ministries. Ms. Boltinghouse was employed by Mister Donut of America, a division of International Multifoods Corporation, from 1984 to 1990 in the position of Director of Training School and Product Development.

Mr. Fox has been Vice President of Development of the Company since January 1993, and was Vice President of Franchise Sales of the Company from December 1991 to January 1993. He was National Sales Manager for the Cost Cutters division of the Company from April 1990 to December 1991. Mr. Fox previously worked as Director of Development for Mister Donut of America from August 1984 to March 1990.

Mr. Francis has been Vice President of Strategy and Credit since March 1998. Mr. Francis coordinated the Company's acquisition of the We Care Hair salons from December 1996 to March 1998. Mr. Francis was International Director for The Barbers from May 1990 to October 1995. He was also a Field Marketing Representative for the Cost Cutters division of The Barbers from October 1995 to December 1996. From April 1992 to October 1993, he was a franchise development representative for The Barbers. Mr. Francis is the son of the Chairman of the Board of Directors.

Mr. George has been Vice President of Franchise Services for the Company since June 1992. He was

Vice President of Franchise Services - Cost Cutters from January 1989 to June 1992. He was Vice President of Marketing - Cost Cutters from October 1985 to January 1989. He was Regional Marketing Manager for USA Cafes from June 1984 to September 1985. Mr. George was employed by International Dairy Queen, Inc. as Regional Marketing Manager from July 1982 to May 1984 and as a Store Opening Specialist from March 1981 to June 1982.

Mr. Hanson has been Vice President and Chief Financial Officer of the Company since January 1989. He was Vice President and Chief Financial Officer of Determan Marketing Corporation from August 1987 until November 1988. Mr. Hanson was employed by the Haagen-Dazs Company, Inc. from January 1985 until August 1987, first as General Accounting Manager, then as Sales and Distribution Accounting Manager. He was employed by The Pillsbury Company from January 1976 until December 1984 in various accounting management positions, the most recent being Warehousing Accounting Manager - US Foods Division.

Ms. Hazelton has been the Vice President of Human Resources since April 1997. She has held various human resource positions for The Barbers since February 1990, most recently that of the Director of Human Resources.

Ms. Kessler has been associated with the Company since November 1971. She has been the Vice President of Franchise Compliance since April 1997. She was the Corporate Secretary of the Company from August 1988 to August 1991. Ms. Kessler was Assistant to the President from July 1983 to September 1989, was Franchise Compliance Officer from February 1988 to April 1997, and was reappointed Corporate Secretary in December 1992.

Ms. Waycaster has been Vice President of Corporate Salon Operations since April 1997. She was Director of Corporate Salons from October 1994 to April 1997. From February 1991 to May 1994 Ms. Waycaster was employed by The Hair Cuttery, Falls Church, Virginia, most recently as the Director of Education.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

            LEASE OF THE COMPANY HEADQUARTERS. The Company leases from the Francis Family Limited Partnership, of which Florence F. Francis, Susan Goldstein and John W. Francis are limited partners, approximately 65,400 square feet for its corporate headquarters. The lease expires on October 31, 2002. The rental payments for the corporate headquarters were $412,000 in fiscal 1996, $423,000 in fiscal 1997, and $394,000 in fiscal 1998.

            LEASE OF THE COMPANY PARKING LOT. The Company also leases its parking lot from the Francis Family Limited Partnership. The lease expires September 30, 2002. Rental payments were $13,800 in each of the fiscal years 1996 and 1997 and $18,000 in fiscal 1998.

            FRANCHISES OWNED BY AN OFFICER AND DIRECTOR. Florence F. Francis owns a minority equity interest in CC Harrisburg, Inc., a Minnesota corporation. CC Harrisburg, Inc. owns and operates 20 franchised salons.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT.

            Based solely upon a review of Forms 3, 4 and 5, any amendments thereto, and written representations from certain reporting persons, the Company believes that, during the fiscal year 1998, the Company complied with all filing requirements applicable to directors, officers, and beneficial owners of more than 10% of any class of equity securities.

                            PROPOSALS OF SHAREHOLDERS

            Any proposal of a Shareholder of the Company intended to be presented at the Annual Meeting of Shareholders in January 2000, must be received at the Company's office on or before September 1, 1999 in order to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting.

                                  OTHER MATTERS

            At the date of this Proxy Statement, the Board of Directors knows of no other matters which may come before the Annual Meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy form to vote such proxies received by the Company in accordance with their judgment on such matters.

December 30, 1998                        By Order of the Board of Directors

                                         Patricia D. Kessler
                                         Vice President of Franchise Compliance
                                         & Corporate Secretary

                                      PROXY
                 THE BARBERS, HAIRSTYLING FOR MEN & WOMEN, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies given by the undersigned for the Annual Meeting of the Shareholders of The Barbers, Hairstyling for Men & Women, Inc. to be held on Tuesday, January 26, 1999 at 3:30 p.m., at the Minneapolis Club, 729 Second Avenue South, Minneapolis, MN, hereby appoints Florence F. Francis and Frederick A. Huggins, Jr., and each of them, as proxy or proxies, each with the power to act alone and with full power of substitution and revocation, to vote for the undersigned and in the name of the undersigned all shares of common stock of The Barbers, Hairstyling for Men & Women, Inc. held of record by the undersigned on December 4, 1998, as if the undersigned were personally present and voting at said Annual Meeting, and all adjournments or postponements thereof, upon the following matters:

1. Election of directors to serve for the ensuing year or until their resignation or removal.

    Nominees: Florence F. Francis, Frederick A. Huggins, Jr., Marcia J. Bystrom, David E. Emerson, Susan F. Goldstein, Richard H. King and James L. Reissner.

    [ ] VOTE FOR all nominees listed above        [ ] VOTE WITHHELD as to all
        (except as marked to the contrary below).     nominees listed above.

    (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE OR NOMINEES, WRITE EACH NOMINEE'S NAME IN THE SPACE PROVIDE BELOW.)

    ----------------------------------------------------------------------------

2. Ratification and appointment of Ernst & Young LLP as independent auditors for the fiscal year 1999.

                 [ ] For         [ ] Against         [ ] Abstain


                 (CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE)










                           (CONTINUED FROM OTHER SIDE)

3. In their discretion, the proxies are authorized to transact such other business as may come before the Annual Meeting or any adjournments or postponements thereof.

This Proxy, when properly executed, will be voted in the manner specified herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL DIRECTORS, FOR PROPOSAL 2, AND IN THE PROXIES' DISCRETION ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

The undersigned hereby acknowledges receipt of the Company's Annual Report and Notice of the Annual Meeting of Shareholders of The Barbers, Hairstyling For Men & Women, Inc. and the Proxy Statement furnished therewith dated December 30, 1998.


                                        Please sign your name exactly as it
                                        appears below. In the case of shares
                                        owned in joint tenancy or as tenants in
                                        common, all should sign. Fiduciaries
                                        should indicate their title and
                                        authority. If signer is a corporation,
                                        please sign full corporation name by
                                        authorized officer.

                                        Dated: ________________________, 199___.

                                        ________________________________________

                                        ________________________________________
                                                      (Signature)

PLEASE MARK, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.